Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

240 Greenwich Street, New York, NY 10286, United States of America	10286
(Address of principal executive offices)	(Zip Code)

KABUSHIKI KAISHA MITSUBISHI UFJ FINANCIAL GROUP

(Exact name of obligor as specified in its charter)

MITSUBISHI UFJ FINANCIAL GROUP, INC.

(Translation of registrant’s name into English)

JAPAN	98-0521973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7-1, MARUNOUCHI 2-CHOME, CHIYODA-KU, TOKYO, JAPAN	100-8330
(Address of principal executive offices)	(Zip Code)

GENERAL MANAGER

MITSUBISHI UFJ FINANCIAL GROUP, INC.

1251 AVENUE OF THE AMERICAS 43F

NEW YORK, NEW YORK 10020

+1-212-782-4024

(Name, address and telephone number of agent for service)

FIXED-TERM SUBORDINATED DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee –

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

550 17th Street, NW, Washington, D.C. 20429

The Clearing House Association L.L.C.

100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16.	List of exhibits

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers (Exhibit 1 to Amendment No. 1 to Form TA filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Regist4rartion Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Singapore, on the 4th day of August, 2023.

The Bank of New York Mellon

(Trustee)

By:	/s/ Priscilla Pang
Name:	Priscilla Pang
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business March 31, 2023, published in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,712,000
Interest-bearing balances	125,756,000
Securities:
Held-to-maturity securities	54,560,000
Available-for-sale debt securities	83,794,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	8,912,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	29,415,000
LESS: Allowance for loan and lease losses	149,000
Loans and leases held for investment, net of allowance	29,266,000
Trading assets	3,700,000
Premises and fixed assets (including capitalized leases)	2,812,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,234,000
Direct and indirect investments in real estate ventures	0
Intangible assets	6,941,000
Other assets	19,766,000

Total assets	341,455,000

LIABILITIES	Dollar amounts in thousands

Deposits:
In domestic offices	186,566,000
Noninterest-bearing	68,448,000
Interest-bearing	118,118,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	98,019,000
Noninterest-bearing	5,805,000
Interest-bearing	92,214,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	16,316,000
Trading liabilities	2,552,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,314,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	9,886,000

Total liabilities	314,653,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	12,066,000
Retained earnings	17,595,000
Accumulated other comprehensive income	-3,994,000
Other equity capital components	0
Total bank equity capital	26,802,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,802,000

Total liabilities and equity capital	341,455,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince
Frederick O. Terrell	Directors
Joseph J. Echevarria